Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	April 6, 2022

Avcon ISR Receives FAA Approval for Lear 60 Underwing Sensors, Pods and Target Reeling Machine

OLATHE, KANSAS, April 6, 2022, - Butler National Corporation (OTCQB: BUKS) announces that its subsidiary Avcon Industries, Inc, a leading provider of ISR and special mission solutions for aircraft, has received Federal Aviation Administration (FAA) Supplemental Type Certificate (STC) approval for the installation of wing-mounted hard points with the carriage provisions for external stores on the Learjet Model 60 airplane.

FAA STC ST01984WI approves the installation of the Avcon ISR Solutions Learjet 60 underwing stores carriage provisions and underwing stores.  The previously-approved Avcon Hard Points have a payload capacity of up to 1000 pounds underneath each wing.  The comprehensive flight test program demonstrated underwing loads that would include the MTR-101 Reeling Machines (Tow Targets) and Special Mission Pods.  The large Lear 60 stand-up cabin provides room for up to four Special Mission consoles. The consoles may be used to control a large variety of Special Mission pods for the more complex missions needed in todays and future markets. The new aircraft capability has created significant interest from our existing customers.  The Lear 60 is an extremely capable special missions aircraft, complimentary to the already widely used and successful Lear 35/36 airplanes.

Management Comments

Christian Vila, Avcon International Sales Director said, “The Avcon Learjet 60 with the FAA-approved underwing stores approval establishes a robust new Special Mission jet platform, particularly for towing targets and carrying a larger range of NATO stores.”  Mr. Vila added: “With the aging Learjet 30 series target towing airplanes, the Avcon modified Learjet 60 will provide a special missions aircraft platform for the future that creates a new level of performance, maneuverability and technology while keeping the workhorse design. Avcon also appreciates the cooperation of its customer, Air Affairs Australia, in facilitating the project over an 18-month period.  Chris Sievers, CEO of Air Affairs Australia, added, “We’re committed to implementing hard points on the Learjet 60 to address a need in the future market and have purchased two additional Learjet 60 aircraft to modify, in order to meet our current and new customer’s needs. The payloads include the MTR-101 Reeling Machine and a large range of special mission pods, many of which Air Affairs Australia is the OEM.”  Mr. Sievers added, “I look forward to deploying our Learjet 60 aircraft with Avcon provisions for stores/hard points to provide special mission services in Australia and around the world.”

Our Business:
Avcon Industries, Inc. is a wholly owned subsidiary of Butler National Corporation. Avcon focuses on the manufacturing and certification of aviation-related products, including special mission solutions, intelligence surveillance and reconnaissance solutions, systems integration, avionics offerings and regulatory compliance solutions.

Butler National operates in the Aerospace and Management Services business segments. In addition to the Avcon capabilities, the Aerospace segment also provides controls for weapons systems. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:

Aric Peters, Director of Sales and Marketing	Ph (913) 780-9595

THE WORLDWIDE WEB:
Please review www.avconindustries.com for pictures of our products and details about Avcon Industries, Inc. Please review www.butlernational.com for information about Butler National Corporation and its subsidiaries.